UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Sec. 240.14a-12

Cavco Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Supplement to Definitive Proxy Statement dated June 15, 2023 for the Annual Meeting of Shareholders To Be Held on August 1, 2023

This proxy statement supplement (the “Supplement”), dated July 12, 2023, supplements the definitive proxy statement (the “Proxy Statement”) of Cavco Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 15, 2023 relating to the Annual Meeting of Shareholders of the Company to be held on August 1, 2023 (the “Annual Meeting”). This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

Engagement of Proxy Solicitor

Subsequent to the filing of the Proxy Statement, the Company engaged Georgeson LLC (“Georgeson”), an independent proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting on the Company’s behalf. The Company has agreed to pay Georgeson a fee of $13,500, plus costs and expenses, for these services.